SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)

                        October 20, 1995
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                    Rhone-Poulenc Rorer Inc.
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     (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851                    23-1699163
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(State or other juris-    (Commission         (IRS Employer
diction of incorporation) File Number)        Identification No.)

               500 Arcola Road, Collegeville, PA          19426
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            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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  (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets
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On October 20, 1995, Rhone-Poulenc Rorer Inc. (the "Company")
announced that the tender offer by its wholly-owned subsidiary, RPR Acquisition Corp., for the issued ordinary shares of the U.K.-based pharmaceutical company, Fisons plc, had become unconditional following open market purchases on the London Stock Exchange of, or receipt of acceptances related to, more than 67% of such shares. On October 27, 1995, the Company announced that it beneficially owned in excess of 90% of Fisons' issued ordinary shares and under the provisions of U.K. corporate law would be in a position to purchase all remaining outstanding Fisons' shares, including those held by U.S. holders, at a price of 265 pence per share, which was the final price paid pursuant to the offer. Copies of the October 20, 1995 and October 27, 1995 press releases are attached hereto as Exhibits 20(a) and 20(b), respectively, and are incorporated herein by reference.

The aggregate purchase price for the issued ordinary share capital of Fisons is approximately $2.9 billion, of which over $600 million is being financed under two-month loan arrangements as follows: $50 million with Chemical Bank, $100 million each with Banque Francaise du Commerce Exterieur, Credit National and Royal Bank of Canada, and $280 million with Societe Generale. The loans bear interest at an annual rate equal to the London Interbank Offered Rate ("LIBOR") plus ten basis points. The Company has $4.3 billion additional financing available under seven-month loan facility agreements established in August 1995 with Banque Nationale de Paris ($1.7 billion), Credit Lyonnais ($1.5 billion) and Societe Generale ($1.1 billion). Drawings under these facilities bear interest at an annual rate equal to LIBOR plus 17.5 basis points with respect to Banque Nationale de Paris and Societe Generale and at LIBOR plus 32.5 basis points with respect to Credit Lyonnais.

On October 18, 1995, Fisons announced that it had completed the sale of its Laboratory Supplies Division to Fisher Scientific International Inc. for $310 million. The previously announced sale by Fisons of its Scientific Instruments Division to Thermo Instrument Systems Inc. for approximately $318 million is pending, subject to regulatory approval. Subject to the foregoing dispositions, the Company intends to continue to use the assets of Fisons in its pharmaceutical business.


Item 7.   Financial Statements and Exhibits
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(a)  Historical Financial Statements of Fisons plc.
     It is impracticable to provide the financial statements required by this Item 7(a) at the time of filing of this Current Report on Form 8-K. Such financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than January 5, 1996.

(b) Unaudited Pro Forma Financial Information reflecting RPR's acquisition of Fisons plc.
     It is impracticable to provide the financial statements required by this Item 7(b) at the time of filing of this Current Report on Form 8-K. Such financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than January 5, 1996.

c)  Exhibits
     Exhibit 20(a) - Rhone-Poulenc Rorer Inc. press release dated
     October 20, 1995.
     Exhibit 20(b) - Rhone-Poulenc Rorer Inc. press release dated
     October 27, 1995.
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                           SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    RHONE-POULENC RORER INC.
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                                           (registrant)




Dated:  November 6, 1995    By:  /s/  Thomas F. Crawford
                               -----------------------------------
                                      Thomas F. Crawford
                                       Vice President and
                                       Corporate Controller
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                          EXHIBIT INDEX
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20(a)     Rhone-Poulenc Rorer Inc. press release dated
           October 20, 1995.

20(b)     Rhone-Poulenc Rorer Inc. press release dated
           October 27, 1995.